Exhibit 99.4

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                               Ford Motor Company

                          THIRD QUARTER 2002 DATA SHEET
                          -----------------------------
                             2002 Compared with 2001

                                                                 2002             2002                     2001
                                                              ----------       -----------       ------------------------
                                                                2nd Qtr          3rd Qtr          3rd Qtr       Full Year
                                                              ----------       -----------       ----------    ----------
Market Share Data (%)
     U.S.
     ----
         Car                                                     16.7%            16.6%            17.1%          17.7%
         Truck                                                   25.7%            25.7%            27.1%          27.4%
             Total                                               21.3%            21.3%            22.1%          22.8%
     Europe
     ------
         Car                                                     11.3%            11.4%            11.2%          11.0%
         Truck                                                    7.7%             8.3%             9.0%           8.6%
             Total                                               10.8%            11.0%            10.9%          10.7%
U.S. Total Marketing Costs (Ford/LM)
 -- Variable and Fixed
 (% of Gross Revenue)                                            15.6%            15.9%            16.0%          14.7%
U.S. Sales Mix (Ford/LM)
     Fleet Sales (% of Total)                                     28%              17%              17%            23%
     Red Carpet Lease (% of Total)                                13%              8%               18%            15%
     Red Carpet Lease (% of Retail)                               18%              10%              22%            20%
U.S. Inventory (Days' Supply) (Ford/LM)
     Car                                                          64               67               48             63
     Truck                                                        68               65               70             60
         Average                                                  67               65               62             61
Avg. Portfolio Borrowing Rate
     Ford Credit (%)                                             5.1%             5.1%             5.9%            6.1%
Worldwide Taxes
     Effective Tax Rate                                         32.5%            32.7%     a/     32.5%           32.5%
Common and Class B
 Shares Outstanding (Mils.)
     Average - actual                                          1,813            1,822            1,812           1,820
     Average - assuming full dilution                          2,112            1,820            1,806           1,810
     Period ended - actual                                     1,816            1,823            1,811           1,809
Common Stock price (per share)
     High                                                     $18.23           $15.76           $25.76          $31.46
     Low                                                       14.88             9.34            15.34           14.93
Cash Dividends (per share)                                     $0.10            $0.10            $0.30           $1.05

a/   Includes dividends from Ford Motor Capital Trust and excludes unusual items

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